EXHIBIT 99.1

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CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces September Quarter Profit

Company’s revenue gains, strong operations and capacity discipline key to offsetting $1 billion impact of higher fuel prices

ATLANTA, Oct. 25, 2011 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2011 quarter.  Key points include:

•	Delta’s net income for the September 2011 quarter was $765 million, or $0.91 per diluted share, excluding special items 1.
•	Delta’s GAAP net income was $549 million, or $0.65 per diluted share, for the September 2011 quarter.
•	Strong top line revenue growth of 10% year over year helped offset the $1 billion impact of higher fuel prices.
•
Results include $167 million in profit sharing expense, in recognition of Delta employees’ achievements toward meeting the company’s financial targets, bringing total profit sharing expense for the year to date to $175 million.

•	The company ended the September 2011 quarter with $5.1 billion in unrestricted liquidity.

“We are successfully adapting Delta to the challenging economic environment by producing a solidly profitable quarter in the face of $1 billion of fuel price pressure” said Richard Anderson, Delta’s chief executive officer.  “Delta people worldwide are committed to building a leading global airline.  We are pleased to recognize their contributions with $167 million this quarter for our profit sharing program and we appreciate their hard work.”

Revenue Environment
Delta’s operating revenue grew $866 million, or 10%, in the September 2011 quarter compared to the September 2010 quarter.  Load factor increased to 86.1%, with traffic flat on a 1% decrease in capacity.

•	Passenger revenue increased 10%, or $793 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 11%, driven by an 11% improvement in yield.

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•	Cargo revenue increased 13%, or $30 million, on higher cargo yields.
•	Other revenue increased 5%, or $43 million, from higher third-party maintenance revenue.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		3Q11 versus 3Q10
		Change	Unit
Passenger Revenue	3Q11 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$3,536	10%	12%	10%	(2%)
Atlantic	1,796	6%	10%	10%	(4%)
Pacific	1,073	22%	7%	12%	14%
Latin America	452	14%	13%	12%	1%
Total mainline	6,857	11%	11%	11%	0%
Regional	1,711	9%	12%	10%	(3%)
Consolidated	$8,568	10%	11%	11%	(1%)

“Our September quarter passenger unit revenue increase of 11% from prior year, a revenue premium to the industry, demonstrates that our plan is working” said Ed Bastian, Delta’s president.  “Corporate travel demand remains strong.  With continued capacity discipline, coupled with improvements we are making in our product and service, we are well positioned to deal with the impact of today’s high fuel prices and an uncertain economy.”

Cost Performance
In the September 2011 quarter, Delta’s total operating expense increased $1 billion year over year.  Higher fuel prices increased fuel expense by $1 billion, which was partially offset by $97 million of settled fuel hedge gains.  The remaining year-over-year cost increase includes $65 million of higher revenue-related expenses and $40 million of foreign exchange impact.

Excluding mark to market adjustments, Delta’s average fuel price2 was $3.09 per gallon for the September quarter, an 80 cent, or 35%, increase over the prior year.  The September quarter 2011 price included 9 cents per gallon in settled gains from its fuel hedging program.

Consolidated unit cost (CASM3), excluding fuel expense, profit sharing and special items, was 3.3% higher in the September 2011 quarter on a year-over-year basis.

Non-operating expense includes a $31 million loss on foreign exchange translations.

On a GAAP basis, the company’s fuel price (including non-cash mark to market adjustments) was $3.29 per gallon and its consolidated CASM increased 13.5%.

“We are beginning to gain traction with our cost reduction initiatives, slowing September quarter non-fuel cost growth to 3% on a 1% decline in capacity,” said Hank Halter, Delta’s chief financial officer.  “With the initiatives we have in place, we remain on track to bring our non-fuel unit costs modestly above 2010 levels in the fourth quarter despite a significant reduction in capacity.”

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Liquidity Position
As of September 30, 2011, Delta had $5.1 billion in unrestricted liquidity, including $3.3 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Cash used in operations during the September 2011 quarter was $100 million, as the normal seasonal decline in advance ticket sales was partially offset by the company’s profitability.

Capital expenditures during the quarter were $220 million, including $195 million in aircraft, parts and modifications.

At September 30, 2011, Delta’s adjusted net debt was $14.0 billion.  The company remains on track to achieve its $10 billion adjusted net debt target in 2013.

Company Highlights
Delta has a strong commitment to its employees, customers and the communities it serves.  Key accomplishments since July include:
•
Earning the top ranking in Business Travel News Annual Airline Survey, including the highest ratings from corporate travel buyers in five of 10 categories, and the award for “Best Airline – Business” from Recommend Magazine, a leading travel agent publication;

•
Achieving top-tier operational performance in baggage service, on-time arrivals and completion factor, which helped drive a 40% reduction in U.S. Department of Transportation customer complaints.  Based on their exceptional operational and service performance, Delta employees have earned $33 million in Shared Rewards this year;

•
Placing an order for 100 Boeing 737-900ER aircraft for delivery between 2013 and 2018.  These aircraft will allow Delta to replace older technology aircraft, improving the company’s profitability while providing customers with an industry-leading, on-board experience;

•
Continuing efforts to be the airline of choice in New York with improved products, services and facilities.  The company was recently granted final DOT approval for its planned acquisition of 132 slot pairs at New York-La Guardia, which will allow it to increase service out of New York.  In addition, the company continues construction on a state of the art international facility at New York-JFK’s Terminal 4, which is slated to open in the spring of 2013;

•
Announcing plans to enter into a long-term, exclusive commercial alliance with Aeromexico, linking Delta's network with Mexico's flagship carrier. As part of the agreement, Delta will invest $65 million in Aeromexico;

•
Supporting the Breast Cancer Research Foundation through Delta’s signature pink plane, a Boeing 767-400 featuring the BCRF’s pink ribbon logo.  During its support of the program, Delta has raised over $3.5 million for BCRF.

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Special Items
Delta recorded special items totaling a $216 million charge in the September 2011 quarter, primarily related to mark to market adjustments for open fuel hedges settling in future periods.  These open hedges will continue to fluctuate in value and Delta will record future changes in market value until the hedges settle.

Delta recorded $566 million in special items in the September 2010 quarter, including a $360 million charge for loss on extinguishment of debt;  $153 million in costs related to the Comair fleet reduction; and $53 million in merger-related expenses.

December 2011 Quarter Guidance
Delta’s projections for the December 2011 quarter are below.

4Q 2011 Forecast

Fuel price, including taxes and settled hedges	$2.98
Operating margin	5 – 7%
Capital expenditures	$350 million
Total liquidity at end of period	$ 5.0 billion

4Q 2011 Forecast (compared to 4Q 2010)

Consolidated unit costs – excluding fuel expense and profit sharing	Flat to Up 2%

System capacity	Down 4 – 5%
Domestic	Down 3 – 5%
International	Down 4 – 6%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and nine months ended Sept. 30, 2011 and 2010; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2011 and Dec. 31, 2010; and a reconciliation of certain non-GAAP financial measures.

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About Delta
Delta Air Lines serves more than 160 million customers each year, and was named by Fortune magazine as the most admired airline worldwide in its 2011 World's Most Admired Companies airline industry list. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 355 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry's leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline's service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
2 Delta’s September 2011 quarter average fuel price of $3.09 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the September 2011 quarter.  Settled hedge gains for the quarter were $97 million, or 9 cents per gallon.  The fuel price has been adjusted for $208 million in mark-to-market adjustments recorded in periods other than the settlement period.
3 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta’s vacation wholesale operations (MLT). Management believes this methodology provides a more consistent and comparable reflection of Delta’s consolidated operations.

Forward-looking Statements
Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of significant funding obligations with respect to defined benefit pension plans; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Oct. 25, 2011, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended Sept. 30,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$6,857	$6,204	$653	11%
Regional carriers	1,711	1,571	140	9%
Total passenger revenue	8,568	7,775	793	10%
Cargo	257	227	30	13%
Other	991	948	43	5%
Total operating revenue	9,816	8,950	866	10%

Operating Expense:
Aircraft fuel and related taxes	2,881	2,023	858	42%
Salaries and related costs	1,717	1,669	48	3%
Contract carrier arrangements(1)	1,432	1,236	196	16%
Aircraft maintenance materials and outside repairs	428	405	23	6%
Passenger commissions and other selling expenses	480	404	76	19%
Contracted services	419	398	21	5%
Depreciation and amortization	384	375	9	2%
Landing fees and other rents	342	331	11	3%
Passenger service	207	190	17	9%
Aircraft rent	72	92	(20)	-22%
Profit sharing	167	185	(18)	-10%
Restructuring and other items	3	206	(203)	-99%
Other	424	433	(9)	-2%
Total operating expense	8,956	7,947	1,009	13%

Operating Income	860	1,003	(143)	-14%

Other (Expense) Income:
Interest expense, net	(229)	(249)	20	-8%
Amortization of debt discount, net	(48)	(53)	5	-9%
Loss on extinguishment of debt	(5)	(360)	355	-99%
Miscellaneous, net	(31)	25	(56)	NM
Total other expense, net	(313)	(637)	324	-51%

Income Before Income Taxes	547	366	181	49%

Income Tax Benefit (Provision)	2	(3)	5	NM

Net Income	$549	$363	$186	51%

Basic Earnings per Share	$0.66	$0.43
Diluted Earnings per Share	$0.65	$0.43

Basic Weighted Average Shares Outstanding	838	835
Diluted Weighted Average Shares Outstanding	844	842

(1) Contract carrier arrangements expense includes $552 million and $383 million for the three months ended Sept. 30, 2011 and 2010, respectively, for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended Sept. 30,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$18,198	$16,170	$2,028	13%
Regional carriers	4,836	4,420	416	9%
Total passenger revenue	23,034	20,590	2,444	12%
Cargo	771	614	157	26%
Other	2,911	2,762	149	5%
Total operating revenue	26,716	23,966	2,750	11%

Operating Expense:
Aircraft fuel and related taxes	7,710	5,666	2,044	36%
Salaries and related costs	5,183	5,043	140	3%
Contract carrier arrangements(1)	4,142	3,125	1,017	33%
Aircraft maintenance materials and outside repairs	1,398	1,174	224	19%
Passenger commissions and other selling expenses	1,289	1,145	144	13%
Contracted services	1,259	1,156	103	9%
Depreciation and amortization	1,141	1,139	2	0%
Landing fees and other rents	975	968	7	1%
Passenger service	552	493	59	12%
Aircraft rent	224	305	(81)	-27%
Profit sharing	175	275	(100)	-36%
Restructuring and other items	154	342	(188)	-55%
Other	1,265	1,212	53	4%
Total operating expense	25,467	22,043	3,424	16%

Operating Income	1,249	1,923	(674)	-35%

Other (Expense) Income:
Interest expense, net	(683)	(750)	67	-9%
Amortization of debt discount, net	(141)	(170)	29	-17%
Loss on extinguishment of debt	(38)	(360)	322	-89%
Miscellaneous, net	(35)	(55)	20	-36%
Total other expense, net	(897)	(1,335)	438	-33%

Income Before Income Taxes	352	588	(236)	-40%

Income Tax Benefit (Provision)	77	(14)	91	NM

Net Income	$429	$574	$(145)	-25%

Basic Earnings per Share	$0.51	$0.69
Diluted Earnings per Share	$0.51	$0.68

Basic Weighted Average Shares Outstanding	838	834
Diluted Weighted Average Shares Outstanding	844	842

(1) Contract carrier arrangements expense includes $1.6 billion and $923 million for the nine months ended Sept. 30, 2011 and 2010, respectively, for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Sept. 30,	Dec. 31,
(in millions)	2011	2010
	(Unaudited)
Cash and cash equivalents	$2,307	$2,892
Short-term investments	958	718
Restricted cash and cash equivalents and short-term investments	448	447
Total assets	43,036	43,188
Total debt and capital leases, including current maturities	14,494	15,252
Total stockholders' equity	1,222	897

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Three Months Ended Sept. 30,
	2011		2010		Change

Consolidated (1):
Revenue Passenger Miles (millions)	54,497		54,675		-0.3%
Available Seat Miles (millions)	63,262		63,658		-0.6%
Passenger Mile Yield	15.72	¢	14.22	¢	10.5%
Passenger Revenue per Available Seat Mile (PRASM)	13.54	¢	12.21	¢	10.9%
Operating Cost Per Available Seat Mile (CASM)	14.16	¢	12.48	¢	13.5%
CASM-Ex - See Note A	8.10	¢	7.84	¢	3.3%
Passenger Load Factor	86.1%		85.9%		0.2	pts
Fuel Gallons Consumed (millions)	1,044		1,051		-0.7%
Average Price Per Fuel Gallon – See Note A	$3.09		$2.29		34.9%
Number of Aircraft in Fleet, End of Period	790		821		(31)	Aircraft
Full-Time Equivalent Employees, End of Period	79,709		79,005		0.9%

Mainline:
Revenue Passenger Miles (millions)	47,881		47,984		-0.2%
Available Seat Miles (millions)	55,107		55,276		-0.3%
Operating Cost Per Available Seat Mile (CASM)	13.13	¢	11.29	¢	16.3%
CASM-Ex - See Note A	7.35	¢	7.05	¢	4.2%
Fuel Gallons Consumed (millions)	853		856		-0.4%
Average Price Per Fuel Gallon – See Note A	$3.05		$2.29		33.2%
Number of Aircraft in Fleet, End of Period	716		725		(9)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Nine Months Ended Sept. 30,
	2011		2010		Change

Consolidated (1):
Revenue Passenger Miles (millions)	147,792		146,936		0.6%
Available Seat Miles (millions)	179,622		175,657		2.3%
Passenger Mile Yield	15.59	¢	14.01	¢	11.3%
Passenger Revenue per Available Seat Mile (PRASM)	12.82	¢	11.72	¢	9.4%
Operating Cost Per Available Seat Mile (CASM)	14.18	¢	12.55	¢	13.0%
CASM-Ex - See Note A	8.49	¢	8.18	¢	3.7%
Passenger Load Factor	82.3%		83.6%		-1.3	pts
Fuel Gallons Consumed (millions)	2,955		2,887		2.4%
Average Price Per Fuel Gallon – See Note A	$3.07		$2.28		34.6%

Mainline:
Revenue Passenger Miles (millions)	129,247		127,913		1.0%
Available Seat Miles (millions)	155,967		151,528		2.9%
Operating Cost Per Available Seat Mile (CASM)	13.06	¢	11.45	¢	14.1%
CASM-Ex - See Note A	7.72	¢	7.36	¢	4.8%
Fuel Gallons Consumed (millions)	2,406		2,335		3.0%
Average Price Per Fuel Gallon – See Note A	$3.03		$2.28		32.9%

1 Data presented includes operations under Delta’s contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•           Delta sometimes uses information that is derived from its Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•           Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM), as the nature or amount of special items cannot be estimated at this time.

•           Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•           Delta adjusts for MTM adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results in the period shown.

•           Delta presents consolidated and mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•           Delta presents consolidated and mainline CASM excluding ancillary businesses not associated with the generation of a seat mile.  These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta’s vacation wholesale operations.

•           Delta excludes profit sharing expense from consolidated and mainline CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the airline industry and prior year results.

•           Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

•           Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

(in millions)	Three Months Ended Sept. 30, 2011
Net income	$549
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	208
Loss on extinguishment of debt	5
Restructuring and other items	3
Net income excluding special items	$765

Three Months Ended
Sept. 30, 2011
Net income per diluted share	$0.65
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.25
Loss on extinguishment of debt	0.01
Net income per diluted share excluding special items	$0.91

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	Three Months Ended Sept. 30,
(in millions)	2011	2010
Operating expense	$8,956	7,947
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(208)	-
Restructuring and other items	(3)	(206)
Operating expense excluding special items	$8,745	$7,741

Three Months Ended
(in millions, except per gallon)	Sept. 30, 2011
Fuel hedge losses	$(111)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	208
Fuel hedge gains adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$97
Fuel gallons consumed	1,044
Fuel hedge gains adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period per gallon consumed	$0.09

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Average fuel price per gallon including fuel expense incurred under contract carrier arrangements	$3.29	$2.29	$3.14	$2.28
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.20)	-	(0.07)	-
Average fuel price per gallon adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$3.09	$2.29	$3.07	$2.28

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Mainline average fuel price per gallon	$3.29	$2.29	$3.11	$2.28
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.24)	-	(0.08)	-
Mainline average fuel price per gallon adjusted for MTM adjustments for fuel hedges recorded in periods other than the settlement period	$3.05	$2.29	$3.03	$2.28

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
CASM	14.16 ¢	12.48 ¢	14.18 ¢	12.55 ¢
Items excluded:
Aircraft fuel and related taxes	(5.09)	(3.77)	(5.05)	(3.75)
Ancillary businesses	(0.38)	(0.26)	(0.34)	(0.27)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.33)	-	(0.11)	-
Profit sharing	(0.26)	(0.29)	(0.10)	(0.16)
Restructuring and other items	-	(0.32)	(0.09)	(0.19)
CASM-Ex	8.10 ¢	7.84 ¢	8.49 ¢	8.18 ¢

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	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Mainline CASM	13.13 ¢	11.29 ¢	13.06 ¢	11.45 ¢
Items excluded:
Aircraft fuel and related taxes	(4.72)	(3.54)	(4.68)	(3.51)
Ancillary businesses	(0.38)	(0.27)	(0.35)	(0.28)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.38)	-	(0.12)	-
Profit sharing	(0.30)	(0.33)	(0.11)	(0.18)
Restructuring and other items	-	(0.10)	(0.08)	(0.12)
Mainline CASM-Ex	7.35 ¢	7.05 ¢	7.72 ¢	7.36 ¢

Three Months Ended
(in millions)	Sept. 30, 2011
Flight equipment, including advanced deposits (GAAP)	$195
Ground property and equipment, including technology (GAAP)	38
Adjustments
Proceeds from flight equipment and facilities	(8)
Other	(5)
Total capital expenditures	$220

(in billions)	Sept. 30, 2011
Debt and capital lease obligations	$14.5
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6
Adjusted debt and capital lease obligations		$15.1
Plus: 7x last twelve months’ aircraft rent		2.2
Adjusted total debt		17.3
Less: cash, cash equivalents and short-term investments		(3.3)
Adjusted net debt		$14.0